UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 29, 2008 (May 22, 2008)

HERSHA HOSPITALITY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-14765	251811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Hersha Drive
Harrisburg, Pennsylvania 17102
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (717) 236-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2008, the shareholders of Hersha Hospitality Trust (the “Company”) approved the adoption of the Company’s 2008 Equity Incentive Plan (the “2008 Plan”) which provides for a reserve of 3,000,000 of the Company’s Common Shares of Beneficial Interest, par value $0.01 per share, which may be issued pursuant to the terms of the 2008 Plan. A summary description of the terms and conditions of the 2008 Plan is included in the Definitive Proxy Statement on Schedule 14A, filed by the Company on April 18, 2008, under the heading “Proposal Two - Approval of The 2008 Equity Incentive Plan,” which is incorporated by reference herein. The form of Stock Award Agreement for which common shares may be issued pursuant to the 2008 Plan is attached hereto, the material terms of which are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

10.1
Hersha Hospitality Trust 2008 Equity Incentive Plan (filed as Appendix B to the Company’s  Definitive Proxy Statement on Schedule 14A, filed on April 18, 2008 (SEC File No. 001-14765) and incorporated by reference herein).

10.2	Form of Stock Award Agreement under the Hersha Hospitality Trust 2008 Equity Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERSHA HOSPITALITY TRUST

Date: May 29, 2008	By:	/s/Ashish R. Parikh
Ashish R. Parikh
Chief Financial Officer